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 Morgan Stanley Compensation & Governance Practices  April 2026

 Morgan Stanley’s Board of Directors RecommendsShareholders Vote:  FOR: Three Management Proposals  Approve the compensation of Named Executive Officers (“Say on Pay” Non-Binding Advisory Vote)  1  Elect all Director Nominees  2  Ratify Deloitte & Touche LLP’s Appointment as the Firm’s Independent Auditor  3  AGAINST: One Shareholder Proposal  Independent Board Chairman  1

Outstanding Performance Across Metrics Firmwide

1 FOR: Approve the compensation of Named Executive Officers ("Say on Pay" Non-Binding Advisory Vote)

- Based on outstanding individual and exceptional financial performance in 2025, total CEO compensation was set at $45MM with shareholder-aligned features
- Due to meaningful movement in 2024 Core Peer CEO pay, second year as CEO and additional role of Chairman, the CMDS Committee determined 2024 CEO compensation was not sufficiently aligned with current market pay norms and market pay aligned with the CEO's expanded role, Firm performance, and latest peer benchmark was the more appropriate reference before factoring in holistic review of 2025 absolute and relative Firm and individual performance results
- Under Mr. Pick's leadership and with the consistent execution of a well-defined strategy, accomplished results for 2025 as indicated below

ROTCE (1) of 21.6%, Best-in-class Returns (vs. Core Peers Avg. of 14.3%)	Record Net Revenues of $70.6Bn, +14% YoY	Net Income of $16.9Bn (2), +26% Efficiency Ratio of 68% (3), Exceeding Stated Goal	Standardized CET 1 Capital Ratio of 15.0% (4) Accreted $8.1Bn of CET 1 Capital in 2025, while Exceeding ROTCE Goal
Delivered TSR of 45%, Adding ~$80Bn to Market Cap, Increasing by 39% (5)	Upheld the Firm's Strong Culture of Partnership, Rigor and Humility	Increased Quarterly Dividend for 4th Consecutive Year and Maintained Highest Dividend Yield vs. Core Peers (6)	Maintained Premium Valuation (7) vs. Core Peers

The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.

Morgan Stanley

3

 The Integrated Firm: Executing on a Higher Plane  The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  EARNINGS GROWTH   EPS ($) (1)  HIGHER RETURNS  ROTCE (%)   $7.50  $4.47  2016 – 2020 Average   2021 – 2025 Average   17.6%  12.1%

 Net Revenues ($Bn)  Regulatory Requirement (2)  The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  Total Client Assets (1)  Robust Excess Capital  Common Equity Tier 1 Ratio (%)   Revenue Growth  Supporting Consistent Dividend Growth  Quarterly Dividend per Share ($) (3)  Wealth & Investment Management Total Client Assets ($Tn)   Driving Asset and Revenue Growth While Maintaining Strong Capital and Growing the Dividend   6.6  7.9  9.3  0.85  0.93  1.00  54.1  61.8  70.6

 Tracking Firmwide Goals: $9Tn+ in Client Assets and Institutional Wallet Share Gains  The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  Compounding Assets  Total Client Assets ($Tn)   Gaining Share  Institutional Securities Wallet Share (%) (1)  Wealth Management  Investment Management

 Track Record of Effective Investments and Strategic Expansion Over Time Driving Results Today  FY 2025 Results: $70.6Bn in Net Revenues, $10.21 EPS, and 21.6% ROTCE  EXPANDING OUR CAPABILITIES THROUGH STRATEGIC INVESTMENTS & INORGANIC GROWTH OPPORTUNITIES  Differentiated Client Solutions   Mesa West  Smith Barney  Talent Across Businesses   Expanded Bank Offering   Solium  Areas of Investments  World-Class Tech and Modernization   E*TRADE  Infrastructure to Support Growth   Eaton Vance  The Integrated Firm   EquityZen  Acquisitions

 Strategy Delivering Growth Across Businesses  The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  Net Revenues (1)  ($Bn)  Institutional Securities  Wealth Management  Investment Management

 Strong Results in 2025 On Track or Exceeding Firmwide Goals Driven by Four Pillars of The Integrated Firm  STRATEGIC OBJECTIVES  FIRMWIDE GOALS (1)  ISG Wallet Share  WM Pre-Tax Margin (2)  ROTCE  Efficiency Ratio  Client Assets  $7.9Tn  $9.3Tn  $10Tn +  27%  29%  30%  P  P  Durable Share Gains  71%  68%  70%  18.8%  21.6%  20%  2025 RESULTS  2024 RESULTS  The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  STRATEGY  CULTURE  FINANCIAL STRENGTH  GROWTH

 Continue to Generate Strong Shareholder Returns  The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  1-YEAR (2025) TSR (1)  Strong relative long-term performance by Morgan Stanley vs. peer average and market  For 2025, Morgan Stanley achieved a market capitalization of $282 billion  3-YEAR (2023 - 2025) TSR (2)  5-YEAR (2021 - 2025) TSR (3)

 Our program is built for long-term sustainable value creation; the Firm is committed to a pay for performance philosophy, which supports the Firm’s culture and values and shareholders’ interests  Compensation Philosophy & Features  75% of incentive compensation awarded in equity  100% of deferred incentive compensationis performance-vested  Share Ownership & Retention Requirement   10x Salary & 75% retained first 5 years; 50% thereafter  Best Practices  Prohibitions on pledging, hedging, selling short and trading derivatives, and no excise tax protection upon change-in-control  100% of deferred incentive compensation awarded in equity  Vesting in   Year 3  Deliver Pay for Sustainable Performance  Align Compensation with Shareholders’ Interests  Mitigate Excessive   Risk-Taking  Attract and Retain Top Talent  OUR COMPENSATION PHILOSOPHY  HOW WE ENSURE CEO PAY IS TIED TO LONG-TERM SUSTAINABLE VALUE CREATION

 Our comprehensive pay framework aligns pay with performance, emphasizing integrity, competitive market practices, and shareholder alignment  CEO Pay Determination Framework  HOW WE DETERMINE CEO PAY  DETERMINE PAY DECISION  Set Performance Priorities  The Board sets Firmwide and business-segment performance priorities and considers performance against those priorities together with absolute and relative results, in determining final CEO pay  Evaluate Market Pay  Assess Absolute & Relative Performance  The Committee evaluates absolute and relative performance, including progress against priorities tied to Firmwide goals and peer performance  The Committee considers market pay data and peer practices in assessing relative pay positioning  The Committee determines CEO pay based on market pay levels and absolute and relative performance, in consultation with the Board, and determines the form and mix of pay

 The CMDS Committee’s evaluation of performance against the below priorities informs compensation decisions; these priorities are tied to Firmwide goals, allowing us to directly reward strategic, long-term business outcomes  Performance Priorities Define What Success Looks Like  FOUR PILLARS OF THE INTEGRATED FIRM  HOW WE EVALUATE PERFORMANCE  CEO leadership and alignment of a strategy with the Board and Management  Focus on leadership, management, culture, and reputation  Workforce development, retention, and engagement  Maintain strong global regulatory standing  Effective risk and control framework  Robust Firm financial performance including ROTCE and expense efficiency ratio  Maintain Firm resilience  Strong credit ratings  Business segment performance including profitability and market share  Generate strong total shareholder returns  STRATEGY  CULTURE  FINANCIAL STRENGTH  GROWTH

 The CMDS Committee assessed CEO and Firm performance including a thorough evaluation of market pay and absolute and relative performance, and determined 2025 CEO compensation  2025 CEO Performance & Compensation Determination  HOW WE INCORPORATE PERFORMANCE INTO CEO PAY DECISION  Executed a well-defined strategy of raising, managing, and allocating capital while delivering the full, integrated Firm to clients  Delivered exceptional financial performance with best-in-class ROTCE of 21.6% and record Net Revenues of $70.6Bn  Maintained strong capital and liquidity positions while driving earnings growth and operating leverage  Increased tenure as CEO with the addition of Chairman responsibilities, and continued to retain and motivate an exceptional leadership team  Continued to retain premium valuation and deliver strong total shareholder returns   STRATEGY  CULTURE  FINANCIAL STRENGTH  GROWTH   $45MM  75%* Equity   100% Performance-Vested  25%* Cash  Bonus   Salary  Total Pay  * % of Incentive Compensation  Shares earned can range from 0 to 1.5x of target based on three-year performance against robust absolute and relative ROTCE objectives, and up to 2.0x target for significant outperformance

 We regularly review our compensation program to ensure it remains committed to our compensation philosophy, is aligned with long-term strategic objectives, addresses market competitiveness, and effectively responds to shareholder expectations  Performance Stock Unit Program Enhancements  HOW WE ENHANCED SHAREHOLDER ALIGNMENT OF PSU PROGRAM  Align max performance threshold to Firmwide ROTCE goal  LONG-TERM, sustainable FOCUS  Increase PSU amounts for CEO and Named Executive Officers   Stronger executive ownership  Combined and increased ROTCE thresholds  Heightened Performance Standards  Extend participation to the Firm’s Management Committee   Drive ACCOUNTABILITY  Details are disclosed in the Compensation Discussion and Analysis in the 2026 Proxy Statement

 Committed to Maintaining Best in Class Governance  KEY CORPORATE GOVERNANCE PRACTICES  Robust Board Oversight  Annual Board Evaluation   Shareholder Rights and Accountability  Longstanding Sustainability Strategy  Value and Respond to Shareholder Feedback  The Firm’s strategy, including an annual offsite with management  Annual business plans  Enterprise Risk Management framework  Sustainability matters  Culture, values and conduct  Succession plans for CEO and senior executives  One-on-one interviews for Board, Independent Lead Director and committee evaluations include:  Duties and responsibilities,including individual director performance  Board and committee structure  Culture, process and execution  Policies and practices are revised as appropriate  Adopted proxy access  Shareholders who own at least 25% of common stock may call a special meeting of shareholders   All directors elected annually by majority vote  No “poison pill” in effect  Set a goal to mobilize $1 trillion to support sustainable solutions by 2030  Goal to reach net-zero financed emissions by 2050 with interim 2030 financed emissions targets   Achieved carbon neutrality across our global operations since 2022  Environmental and Social Policy Statement helps to safeguard shareholder value  Investor input in recentyears has led to:  Enhanced proxy disclosure of pay for performance  Inclusion of Board skills matrix  Reporting on talent and culture  Amendment to the Board’s “overboarding” policy  Enhanced disclosures on political activities  2  FOR: Elect All Director Nominees

 Board of Directors has Relevant and Broad Experience   The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.  Management1  Non-Management14  Human Capital Management  Global / International Perspective  Current or Former CEO  Leadership  Financial Services  Risk Management  Strategic Planning  Cybersecurity / Technology /   Information Security  Sustainability  Accounting / Financial Reporting  Public Company Governance  BOARD TENURE BALANCE (1)  BOARD INDEPENDENCE  BOARD COMPOSITION (1)  NOMINEES’ SKILLS ALIGN WITH FIRM BUSINESS MODEL AND STRATEGY (1)  Average Tenure: 7 years  Less than 5 years7  5–10 years3  10 years +5  All members of all committees are non-management, and the Board benefits from an engaged Independent Lead Director with expansive responsibilities   Academia / Government /   Public Policy / Regulatory Affairs  66  average age of Board upon election at annual meeting  4  born outside of the U.S.  5  in the last three years (since beginning of 2023)  DIRECTORS  YEARS  NEW DIRECTORS

Independent Board Leadership and Board Refreshment (1)

2 FOR: Elect All Director Nominees



Megan Butler (61)
Tenure: 2 Years
- Previously Executive Director at the U.K. Prudential Regulation Authority and the U.K. Financial Conduct Authority



Thomas H. Glocer (66)
Independent Lead Director
Tenure: 13 Years
- Currently Managing Partner of Angelic Ventures, LP
- Previously CEO of Thomson Reuters Corporation and M&A lawyer at Davis Polk & Wardwell LLP



Lynn J. Good (67)
Tenure: 1 Year
- Previously Chair, CEO and President of Duke Energy Corporation



Robert H. Herz (72)
Audit Chair
Tenure: 14 Years
- Currently President of Robert H. Herz LLC
- Previously Chairman of Financial Accounting Standards Board



Yasushi Itagaki (61)
Nominee
- Deputy Chairman of MUFG



Erika H. James (56)
Tenure: 4 Years
- Currently Dean of the Wharton School of the University of Pennsylvania
- Previously John H. Harland Dean at Emory University's Goizueta Business School



Hironori Kamezawa (64)
Tenure: 5 Years
- Currently Chairman of MUFG and Director of MUFG
- Previously President and Group CEO of MUFG and Director of MUFG Bank



Shelley Leibowitz (66)
Tenure: 6 Years
- Currently President of SL Advisory
- Previously Group Chief Information Officer for the World Bank and Chief Information Officer of several financial services firms



Jami Miscik (67)
Ops and Tech Chair
Tenure: 12 Years
- Currently CEO of Global Strategic Insights
- Previously CEO and Vice Chair of Kissinger Associates, Inc., Global Head of Sovereign Risk at Lehman Brothers, and Deputy Director for Intelligence at the CIA



Dennis M. Nally (73)
CMDS Chair
Tenure: 10 Years
- Previously Chairman of Pricewaterhouse Coopers International Ltd.



Douglas L. Peterson (67)
Tenure: 1 Year
- Previously President and CEO of S&P Global Inc.



Edward Pick (57)
Tenure: 2 Years
- Chairman and CEO of Morgan Stanley
- Previously Co-President and Head of Corporate Strategy, and Head of Institutional Securities of Morgan Stanley



Mary L. Schapiro (70)
Tenure: 8 Years
- Currently Vice Chair for Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P.
- Previously Chair of U.S. Securities and Exchange Commission



Perry M. Traquina (70)
Risk Chair
Tenure: 11 Years
- Previously Chair, CEO and Managing Partner of Wellington Management Company LLP



Rayford Wilkins, Jr (74)
G&S Chair
Tenure: 13 Years
- Previously CEO of Diversified Businesses of AT&T Inc.

○ = New Director since 2023

The End Notes are an integral part of this Presentation. See slides 21-23 at the back of this presentation for information related to the financial metrics and defined terms in this presentation.

Morgan Stanley
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Independent Lead Director with Robust Responsibilities  BOARD GOVERNANCE AND LEADERSHIP  ADVISING THE CHAIRMAN AND CEO  BOARD EFFECTIVENESSAND SUCCESSION PLANNING   Preside at all meetings of the Board at which the Chairman is not present  Have the authority to call, and lead, non-management director sessions and independent director sessions  Help facilitate communication among the Chairman and CEO and the non-management and independent directors, including serving as liaison between the Chairman and the independent directors  Approve the types and forms of information sent to the Board  Solicit the non-management directors for advice on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board  Be available, if requested, to meet with the Firm's primary regulators  Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Corporate Governance Policies  Communicate with the Chairman and CEO between meetings and act as a “sounding board” and advisor  Consult with the non-management and independent directors and advise the Chairman and CEO of the Board’s informational needs  Collaborate with the Chairman and CEO in developing the agenda for meetings of the Board  Approve Board meeting agendas and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items  Have authority to request inclusion of additional agenda items  Communicate with the Chairman and CEO and other members of management, as appropriate, about decisions reached, suggestions and views expressed by non-management directors in executive sessions or outside of Board meetings  Lead the annual evaluation of the performance and effectiveness of the Board including consultation with each non-management director regarding Board performance and effectiveness and, as necessary, individual director performance  Help facilitate the efficient and effective functioning and performance of the Board  Help facilitate discussion and open dialogue among non-management directors during Board meetings, executive sessions and outside of Board meetings  Consult with the Chair of the G&S Committee on Board succession planning and Board committee appointments  Coordinate with the Chair of the G&S Committee on recruiting and interviewing candidates for the Board   Consult with the Chair of the CMDS Committee on the annual evaluation of the performance of the CEO

 Overview of Shareholder Proposal     1  AGAINST: Independent Board Chairman – John Chevedden  The Board does not believe in a “one-size-fits-all” permanent and prescriptive leadership mandate that undermines our ability to adapt to changing circumstances. It is in the best interest of the Firm and its shareholders for the Board to have the flexibility to exercise its judgement to determine the optimal Board leadership structure based on applicable facts and circumstances.   The proposal lacks any empirical evidence that having an independent director serve as Chairman of the Board is in the best interests of the Firm’s shareholders.  Under our current leadership structure, we have broadly met or exceeded our Firmwide goals and in 2025, the Firm reported record net revenues and net income with strong results across all of our business segments, demonstrating the strength of our integrated firm.   The proposal fails to recognize the stature of the Board’s Independent Lead Director and our corporate governance practices and policies that ensure substantial independent Board oversight of management and provide a strong, effective counterbalance to the Chairman and CEO.

 Notes  The information provided herein includes certain non-GAAP financial measures. The definition of such measures and/or the reconciliation of such measures to the comparable U.S. GAAP figures are included in this presentation, or in Morgan Stanley's (the ‘Firm’) Annual Report on Form 10-K, Definitive Proxy Statement, Quarterly Reports on Form 10-Q and the Firm’s Current Reports on Form 8-K, as applicable, including any amendments thereto, which are available on www.morganstanley.com, or within this presentation. The End Notes are an integral part of this presentation.   This presentation may contain forward-looking statements including the attainment of certain financial and other targets, and objectives and goals. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretation or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. The Firm does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of forward-looking statements. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see the Firm’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable, which are available on www.morganstanley.com. This presentation is not an offer to buy or sell any security.  For information and impact of the Firm’s acquisitions, please refer to prior period filings of the Firm’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The statements in this presentation are current only as of their respective dates.

 End Notes  These notes refer to the financial metrics and/or defined terms presented on Slide 3  Return on average tangible common equity (‘ROTCE’) represents net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity. Average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. ROTCE and average tangible common equity are non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to assess operating performance.  Net Income represents net income applicable to Morgan Stanley.  Expense Efficiency Ratio (‘Efficiency Ratio’) represents total non-interest expenses as a percentage of net revenues.  Common Equity Tier 1 (‘CET1’) Ratio is based on the Basel III Standardized Approach Fully Phased-in rules and is as of year-end.  Total Shareholder Return (‘TSR’) represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period. Source: Bloomberg.  Core Peers include: Bank of America, Citigroup, Goldman Sachs, JPMorgan, and Wells Fargo.    Dividend Yield represents annualized quarterly dividend per share as of December 31, 2025 divided by share price as of December 31, 2025. Source: Bloomberg  7. Valuation represents the share price as of December 31, 2025 divided by annual consensus estimates for 2026 as of December 31, 2025. Source: Bloomberg  These notes refer to the financial metrics and/or defined terms presented on Slide 4  Earnings per Share (‘EPS’) represents diluted earnings per share.   These notes refer to the financial metrics and/or defined terms presented on Slide 5  Total Client Assets represent the sum of the reported Wealth Management (‘WM’) client assets and Investment Management (‘IM’) assets under management (‘AuM’). WM client assets represent those assets for which WM is providing services including financial advisor‐led brokerage, investment advisory, custody, cash management, and administrative services; self‐directed brokerage and investment advisory services; financial and wealth planning services; workplace services, including stock plan administration and retirement plan services. Certain WM client assets are invested in IM products and are also included in IM’s AuM.  Regulatory Requirement includes the regulatory minimum Stress Capital Buffer and G-SIB capital surcharge, as of year-end for each respective year.   Quarterly Dividend Per Share represents the dividend per share in the fourth quarter of each respective year.  These notes refer to the financial metrics and/or defined terms presented on Slide 6  Institutional Securities Wallet Share represents the percentage of Morgan Stanley’s Institutional Securities (‘ISG’) segment net revenues to the Wallet. The Wallet represents Investment Banking (‘IBD’), Equity Sales & Trading and Fixed Income Sales & Trading net revenues, where applicable, for Morgan Stanley and the following peer set: Bank of America, Barclays, Citigroup, Deutsche Bank, Goldman Sachs, JPMorgan, and UBS. For 2020, the peer set includes Credit Suisse, prior to UBS’ acquisition completed in June 2023.   For peers that disclose results between multiple segments, assumptions have been made based on company disclosures. European peer results were translated to USD  using average exchange rates for the appropriate period, sourced from Bloomberg.

 End Notes  These notes refer to the financial metrics and/or defined terms presented on Slide 8  Total Firm Net Revenues across each time period are inclusive of Firm Intersegment Eliminations. Corresponding values for each time period include: -$714MM in 2025, -$600MM in 2024, and -$555MM in 2023.  These notes refer to the financial metrics and/or defined terms presented on Slide 9  Firmwide Goals, The attainment of these objectives assumes a normal market environment and may be impacted by external factors that cannot be predicted at this time, including but not limited to geopolitical, macroeconomic and market conditions and future legislation and regulations and any changes thereto. Please also refer to the Notice on Slide 21 of this presentation.  Wealth Management Pre-Tax Margin represents income before provision for income taxes as a percentage of net revenues.  These notes refer to the financial metrics and/or defined terms presented on Slide 10  Share prices pulled as of 12/31/2024 and 12/31/2025 to calculate 1-year TSR.  Share prices pulled as of 12/31/2022 and 12/31/2025 to calculate 3-year TSR  Share prices pulled as of 12/31/2020 and 12/31/2025 to calculate 5-year TSR  These notes refer to the financial metrics and/or defined terms presented on Slide 17  Data and metrics are as of the date of the annual meeting and are based on information self-identified by each director nominee.  These notes refer to the financial metrics and/or defined terms presented on Slide 18  Director ages and tenures are as of the annual meeting date. For a detailed description of each director’s professional experience and qualifications, skills and attributes, see “Director Nominees” of the 2026 Proxy Statement.